UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2005

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO       64111

(Address of Principal Executive Offices)     (Zip Code)

(816) 753-6900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01	Entry into a Material Definitive Agreement

On December 21, 2005, H&R Block, Inc. (the “Company”) entered into a settlement agreement regarding litigation entitled Deadra D. Cummins, et al. v. H&R Block, Inc. et al.; Mitchell v. H&R Block, Inc. et al.; Green v. H&R Block, Inc. et al.; and Becker v. H&R Block, Inc. (the “Settlement Agreement”). The litigation covered by the Settlement Agreement pertains to the Company’s refund anticipation loan (“RAL”) programs as reported in previous current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K.

The parties to the Settlement Agreement include (i) Deadra D. Cummins, Ivan and LaDonna Bell, Levon Mitchell, Geral Mitchell, Joyce Green, Lynn Becker, Justin Sevey, Maryanne Hoekman and Renea Griffith, on behalf of themselves individually and their respective settlement classes; and (ii) the Company, H&R Block Services, Inc., H&R Block Tax Services, Inc., Block Financial Corporation, HRB Royalty, Inc. and H&R Block Eastern Enterprises, Inc. (collectively, the “Block Parties”).

Pursuant to the Settlement Agreement’s terms, the Block Parties will contribute a total of up to $62.5 million in cash for purposes of making payments to the settlement class, paying all attorneys’ fees and costs to class counsel, and covering service awards to the representative plaintiffs. In addition, the Block Parties will pay the costs of providing notice of the settlement to all settlement class members.

The Settlement Agreement provides for the settlement class members in the above cases and in 22 states and the District of Columbia (“Remaining Settlement Jurisdictions”) to release claims against the Block Parties pertaining to RAL transactions or tax preparation or other services provided in connection with a RAL transaction. The periods covered by this release are as follows:

Cummins	January 1, 1994 through December 21, 2005
Becker	January 1, 2000 through December 21, 2005
Green	January 1, 1992 through December 31, 1996
Mitchell	June 13, 1989 through December 31, 1996
Remaining Settlement Jurisdictions	January 1, 2000 through December 21, 2005

The settlement class consists of all persons in the applicable jurisdictions who during the applicable periods applied for and obtained a RAL advertised, marketed or offered by or through any lender through any H&R Block office.

The Settlement Agreement also specifies for the Block Companies to follow certain agreed-upon business practices, procedures, disclosures and forms for use in making RALs (“Agreed RAL Procedures”). So long as the Block Companies do not knowingly and materially fail to conform with the Agreed RAL Procedures, the Settlement Agreement provides for an additional prospective release of the Block Parties (the “Prospective Release”) pertaining to RAL transactions occurring from the date of the Settlement Agreement through two years following court approval of the settlement (the “Release Time Period”). If at the end of the Release Time Period the applicable Block Companies have not registered as a credit service organization in a jurisdiction covered by the settlement and that jurisdiction has a credit service organization statute that applies to a Block Company, the Prospective Release becomes null and void in such jurisdiction but will remain effective in all others.

The Settlement Agreement is contingent upon receiving applicable court approval.

Item 7.01.	Regulation FD Disclosure

The Company expects to incur during its third fiscal quarter ended January 31, 2006 an after-tax charge of approximately $31 million, or approximately 9 cents per diluted share, for the unreserved cost of the proposed litigation settlement described in Item 1.01 above.

On December 21, 2005, the Company issued a press release regarding the proposed litigation settlement described in Item 1.01 above. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit Number	Description
99.1	Press Release, dated December 21, 2005, entitled “H&R Block and Attorneys Propose Refund Loan Settlement to Court.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	December 21, 2005	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary

EXHIBIT INDEX

Exhibit 99.1	Press Release issued December 21, 2005—“H&R Block and Attorneys Propose Refund Loan Settlement to Court.”